UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2007

APPLIED DIGITAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

MISSOURI	000-26020	43-1641533
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200
DELRAY BEACH, FLORIDA 33445
(Address of principal executive offices, including zip code)

561-805-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Effective April 20, 2007, Applied Digital Solutions, Inc., a Missouri corporation (“Applied Missouri”) completed its reincorporation in the State of Delaware (the “Reincorporation”) by merging with and into its wholly-owned subsidiary, Applied Digital Solutions, Inc., a Delaware corporation (“Applied Delaware”). The Reincorporation was effected pursuant to a Reincorporation Agreement and Plan of Merger, dated March 30, 2007 (the “Merger Agreement”), between Applied Missouri and Applied Delaware, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Pursuant to the terms of the Merger Agreement, (i) Applied Missouri merged with and into Applied Delaware, with Applied Delaware being the surviving corporation; (ii) Applied Missouri’s shares of common and preferred stock, options, warrants, purchase rights, units or other securities (the “Securities”) issued and outstanding were converted into the same number of Applied Delaware Securities with the same rights, powers and privileges; (iii) Applied Missouri’s existing Board of Directors and officers became the Board of Directors and officers of Applied Delaware; and (iv) the Certificate of Incorporation and Bylaws of Applied Delaware govern the surviving corporation.

Section 3 - Securities and Trading Markets

Item 3.03 Material Modifications to Rights of Security Holders.

As a result of the Reincorporation, (i) each outstanding share of Applied Missouri common stock, par value $0.01, was automatically converted into one share of Applied Delaware common stock, par value $0.01; (ii) all options and other rights to acquire Applied Missouri’s common stock outstanding immediately before the Reincorporation were also automatically converted into options and rights to acquire the same number of shares of Applied Delaware’s common stock, with the same terms and conditions. Each outstanding certificate representing shares of Applied Missouri common stock is deemed, without any action by the shareholder, to represent the same number of shares of Applied Delaware common stock. Shareholders will not have to exchange share certificates or do anything to continue their present ownership as a result of the Reincorporation.

In accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the shares of Applied Delaware common stock are deemed registered under Section 12(b) of the Exchange Act. Applied Delaware common stock will continue to be quoted on the Nasdaq Capital Market under the symbol “ADSX.” The reincorporation will not result in any change in the Nasdaq Capital Market listing, CUSIP number, business, assets or liabilities, will not cause the corporate headquarters to be moved and will not result in any relocation of management or other employees.

Prior to April 20, 2007, Applied Missouri’s corporate affairs were governed by the corporate law of the State of Missouri. The rights of its shareholders were subject to its Articles of Incorporation and its Bylaws. As a result of the Reincorporation, holders of Applied Missouri common stock are now holders of Applied Delaware common stock, and their rights as holders are governed by the General Corporation Law of Delaware and the Certificate of Incorporation and Bylaws of Applied Delaware.

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

As noted under Item 1.01 above, effective April 20, 2007, Applied Missouri completed its Reincorporation and was merged with and into Applied Delaware, with Applied Delaware being the surviving corporation. As a result of the Reincorporation, the Certificate of Incorporation and the Bylaws of Applied Delaware will govern the surviving corporation, copies of which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K. The modifications made to the Certificate of Incorporation and the Bylaws of Applied Delaware, as compared to those of Applied Missouri, were basically changes necessary to comply with Delaware law.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1	Reincorporation Agreement and Plan of Merger dated March 30, 2007 between Applied Digital Solutions, Inc., a Missouri corporation, and Applied Digital Solutions, Inc., a Delaware corporation

3.1	Certificate of Incorporation of Applied Digital Solutions, Inc., a Delaware corporation

3.2	Bylaws of Applied Digital Solutions, Inc., a Delaware corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Digital Solutions, Inc.

Date: April 24, 2007	/s/ Lorraine M. Breece
Lorraine M. Breece
Senior Vice President and Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Reincorporation Agreement and Plan of Merger dated March 30, 2007 between Applied Digital Solutions, Inc., a Missouri corporation, and Applied Digital Solutions, Inc., a Delaware corporation

3.1	Certificate of Incorporation of Applied Digital Solutions, Inc., a Delaware corporation

3.2	Bylaws of Applied Digital Solutions, Inc., a Delaware corporation